SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240. 14a-12

Amerigon Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amerigon Incorporated

21680 Haggerty Road

Suite 101

Northville, Michigan 48167

NOTICE OF SPECIAL SHAREHOLDER MEETING

Dear Stockholder:

On September 5, 2012, Amerigon Incorporated (the “Company,” “Amerigon,” “we” or “us”), will hold a special meeting of its shareholders (the “Special Meeting”) at the Company’s offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The meeting will begin at 9:30 a.m. (local time).

Only holders of the Company’s common stock at the close of business on the record date, July 16, 2012, are eligible to vote at the Special Meeting or any adjournments that may take place. At the Special Meeting, the Company’s shareholders will be asked to consider and act on the following matters:

1.        The approval of a proposal to amend our Articles of Incorporation to change our name to “Gentherm Incorporated”; and

2.        Such other business as may properly be presented at the meeting.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting.

We expect that this Proxy Statement and accompanying proxy will be first sent or given to shareholders on or about July 25, 2012.

By order of the Board of Directors,

Barry Steele
Secretary

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are being asked by the Board of Directors to vote on a proposal to amend the Company’s Articles of Incorporation to change the name of the Company to “Gentherm Incorporated”.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR the proposal.

Q:	Who is entitled to vote?

A:	Only holders of the Company’s common stock at the close of business on the record date, July 16, 2012, are eligible to vote at the Special Meeting.

Q:	How do I vote?

A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, July 16, 2012, attend the meeting and vote in person.

Q:	If I return a proxy card, can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, and received by Mr. Steele by 5:00 p.m. on September 4, 2012.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to Mr. Steele before the proxy is voted.

Q:	How do I make sure my vote is counted?

A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Computershare Limited, in writing at P.O. Box 43021, Providence, Rhode Island 02940 or (800) 962-4284.

Q:	Can two or more shareholders sharing an address receive only one copy of proxy materials and Company’s annual report in the future?

A.	If you and another shareholder share an address, you can request that only one copy of all future deliveries of proxy materials and the Company’s annual report be delivered to such address by contacting Computershare Limited at P.O. Box 43021, Providence, Rhode Island 02940 or (800) 962-4284. Alternatively, if you and another shareholder sharing an address are receiving only one copy of proxy materials or the Company’s annual report but you wish to each receive separate copies of such items, contact Computershare Limited at the address or telephone number above. Upon request, the Company will promptly send you a separate copy of such materials.

Q:	What vote is required to approve the proposal?

A:	As of the record date, July 16, 2012, [29,559,163] shares of the Company’s common stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. A quorum must be established before the voting may proceed. For a description of a “quorum,” please see “What is a quorum?” below.

The affirmative vote of a majority of our outstanding common stock will be necessary to adopt the amendment to our Articles of Incorporation to change the name of the Company to “Gentherm Incorporated”. Broker non-votes will have the same effect as “against” votes.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transact business at the Special Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Special Meeting in person or by proxy are treated as present. Abstentions, withheld votes and broker non-votes will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Special Meeting other than those items described in this Proxy Statement, if any other business is presented at the Special Meeting, a signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Barry G. Steele, Secretary of the Company, to vote on such matters at their discretion, to the extent permitted by law. Specifically, proxies solicited by this Proxy Statement may be voted by Mr. Coker and Mr. Steele in favor of any motion to adjourn the Special Meeting for a specific time or indefinitely.

Q:	Who is soliciting my proxy?

A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Is this Proxy Statement available on the Internet?

A:	This Proxy Statement is available, free of charge, at the Company’s website www.amerigon.com; however, the only means by which you are able to deliver your proxy is by dating and signing your proxy card and returning it as promptly as possible so it is received before the Special Meeting.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?

A:	The Company bears the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We estimate that we will incur approximately $3,000 in costs to print our proxy materials. We have also hired Computershare Limited and Broadbridge Financial Solutions to assist in the distribution of proxy materials for total fees of approximately $15,000, plus estimated out-of-pocket expenses of approximately $5,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

MATTERS TO BE VOTED ON

Proposal 1: Approval of the Adoption of the Proposed Amendment to our Articles of Incorporation to Change the Name of the Company to “Gentherm Incorporated”

We are asking our shareholders to approve the proposed amendment to our Articles of Incorporation to change the name of the Company to “Gentherm Incorporated”. The Board of Directors believes that it is in the best interests of the Company and all of its shareholders to amend our Articles of Incorporation to change our name.

If the shareholders approve this proposal, Article I of our Articles of Incorporation would be changed as set forth below:

“The name of the Corporation is: ~~AMERIGON INCORPORATED~~ GENTHERM INCORPORATED.”

Reasons for the Name Change

The name change is intended to better reflect the new capabilities and broader global reach of the Company following its acquisition of a majority interest in Germany-based W.E.T. Automotive Systems AG. The Board of Directors believes the new name would better align the Company’s branding with its global presence and its broad product range in thermal technologies.

Effects of the Name Change

If Proposal 1 is approved at the Special Meeting, we anticipate that the name change will be effected as soon as possible following the meeting. The exact timing of the effective date of the name change, however, will be determined by our Board of Directors based upon their evaluation as to when such action will be most advantageous to us and our shareholders. The amendment will become effective when the State of Michigan Department of Licensing and Regulatory Affairs accepts the amendment to our Articles of Incorporation and issues its Certificate of Amendment. Our Board of Directors reserves the right to delay the effectiveness of the name change for up to 12 months following the date of approval of this Proposal 1 at the Special Meeting.

If the name change becomes effective, the rights of shareholders holding shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “Gentherm Incorporated.”

Vote Required

The affirmative vote of a majority of our outstanding common stock will be necessary to approve the adoption of the proposed amendment to our Articles of Incorporation. Broker non-votes will have the same effect as “against” votes.

The Board of Directors unanimously recommends a vote FOR the approval of the adoption of the proposed amendment to our Articles of Incorporation.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Significant Shareholders

The table below sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 16, 2012 (except that, as noted below, certain information is based on Schedule 13G reports filed by the beneficial owner as of a date prior to such date) by each person known to us to be a beneficial owner of more than 5% of the outstanding Common Stock. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options or the exercise of warrants to purchase stock. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Except as expressly noted, each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(c)
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC	2,314,407	(a)	7.8%
200 West Street
New York, New York 10282

William Blair & Company, L.L.C	1,755,545	(b)	5.9%
222 W. Adams
Chicago, Illinois 60606

(a)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC. Such Schedule 13G states that the Reporting Persons have shared voting and dispositive power with respect to all of the listed shares.
(b)	Based on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2012 by William Blair & Company, L.L.C.
(c)	In accordance with Rule 13d-3(1), percent of class is determined without consideration of additional shares of common stock that would be issued if the outstanding shares of the Company’s Series C Convertible Preferred Stock were to be converted for, or redeemed in exchange for, shares of common stock, except with respect to each listed party.

Beneficial Ownership of Directors and Executive Officers

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of July 16, 2012 by each director, the Chief Executive Officer, Chief Financial Officer and our three most highly compensated other executive officers, and all of the directors and executive officers as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Each person listed has sole voting power and investment power with respect to all shares of common stock listed as beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership		Percent of Class(b)
Directors and Executive Officers	Shares	Stock Options (a)
Francois J. Castaing (Director)	5,040	40,000	* %
Sophie Desormière (Director)	3,554	—	*
John M. Devine (Director)	5,040	40,000	*
James D. Donlon, III (Director)	3,554	—	*
Maurice E.P. Gunderson (Director)	5,040	50,000	*
Oscar B. Marx, III (Director)	728,743	50,000	2.6%
Carlos Mazzorin (Director)	5,040	10,000	*
Daniel R. Coker (Director, President and CEO)	19,809	50,000	*
Stephen C. Davis (Chief Technology Officer)	—	50,000	*
Daniel J. Pace (Vice President of Sales and Marketing)	30,935	16,667	*
Barry G. Steele (Vice President of Finance, Chief Financial Officer, Treasurer and Secretary)	22,201	75,667	*
Caspar Baumhauer (CEO of W.E.T. Automotive Systems AG)	—	—	—
All executive officers and directors as a group (15 persons), including the above individuals	959,902	860,334	6.2%

*	Less than 1%.
(a)	In accordance with the rules of the Securities and Exchange Commission, the amounts listed include the number of shares of common stock purchasable pursuant to options that are either currently exercisable or exercisable within 60 days of July 16, 2012.
(b)	In accordance with Rule 13d-3(1), percent of class is determined without consideration of additional shares of common stock that would be issued if the outstanding shares of the Company’s Series C Convertible Preferred Stock were to be converted for, or redeemed in exchange for, shares of common stock, except with respect to each listed party.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

As required, we have filed our Annual Report for the year ended December 31, 2011 on Form 10-K with the SEC. If any person who was a beneficial owner of our common stock on the record date for the Special Meeting desires copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a shareholder as of the record date and should be directed to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

COMPANY CONTACT INFORMATION

All inquiries regarding Amerigon Incorporated should be directed to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

By Order of the Board of Directors,

Daniel R. Coker
President and Chief Executive Officer

AMERIGON INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting and proxy statement are available at www.amerigon.com, however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Special Meeting of Shareholders.

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry G. Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of common stock of Amerigon Incorporated held of record by the undersigned on July 16, 2012 at the Special Meeting of shareholders to be held on September 5, 2012 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ON THE PROPOSAL IN THE MANNER RECOMMENDED BY THE BOARD OF DIRECTORS AND, WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF, WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY G. STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

☒ Please mark your vote as in this example

PROPOSAL 1: To approve the Amendment to the Amerigon Articles of Incorporation to change the name of the Company to “Gentherm Incorporated”.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Signature

Signature (if jointly held)

Dated:	, 2012